                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    Form 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  April 15, 1997


                              CFSB Bancorp, Inc.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)



      Delaware                       0-18609                   38-2920051
 -----------------            ----------------------         ---------------
  (State or other              (Commission File No.)          (I.R.S. Employer
  jurisdiction of                                            Identification No.)
  incorporation)


     112 East Allegan Street, Lansing, Michigan                48933
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        (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code:  (517)371-2911
                                                            -------------


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.    Other Events
-----------------------

     On April 15, 1997 the registrant's Board of Directors authorized a stock repurchase program pursuant to which the registrant may repurchase up to 235,000 shares of the registrant's common stock, representing approximately 5 percent of the registrant's outstanding common stock, which repurchases are expected to be completed over the next 12 months. The timing of the repurchases and the exact number of shares to be repurchased will be dependent on future market conditions. The Board of Directors approved a similar repurchase program in June 1996 authorizing the Corporation to repurchase 246,000 shares of common stock. This program is now complete. For information regarding the repurchase program, reference is made to the registrant's press release dated April 16, 1997 which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits
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     Exhibit 99.1 - - Press Release dated April 16, 1997.
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                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CFSB BANCORP, INC.
                                 (Registrant)



                                 By: /s/ Robert H. Becker
                                    ------------------------------------------
                                         Robert H. Becker
                                         President and Chief Executive Officer


Date: April 16, 1997